EXHIBIT 99.1

ON2 TECHNOLOGIES, INC. REPORTS FOURTH QUARTER 2004 RESULTS


MARCH 15, 2005 (NEW YORK, NY). On2 Technologies, Inc. today announced results for three and twelve months ended December 31, 2004. Revenue was $102,000 for the three-months ended December 31, 2004 as compared with $326,000 for the three months ended December 31, 2003. Total revenue was $3,028,000 for the twelve months ending December 31, 2004 as compared with total revenues of $3,302,000 for the twelve months ended December 31, 2003.

The Company's net loss was $1,866,000 and $3,445,000 for the three and twelve months ended December 31, 2004, respectively. The Company's net loss attributable to common stockholders was $2,057,000 ($0.03 per share) for the three-months ended December 31, 2004. The Company's net loss attributable to common stockholders for the twelve months ended December 31, 2004 was $3,636,000 ($0.05 per share), an increase of 40% as compared with $2,603,000 ($0.04 per share) for the twelve months ended December 31, 2003.

Operating expenses for the three months ended December 31, 2004 were $1,727,000 as compared with $1,365,000 for the three months ended December 31, 2003, a 27% increase. This increase in operating expenses was primarily due to stock-based compensation expenses of $184,000 related to the Company's restricted stock grants and expenses of $368,000 relating to the Beijing E-world arbitration. Total operating expenses for the twelve months ended December 31, 2004 were $6,518,000 as compared with $5,665,000 for the twelve months ended December 31, 2003, a 15% increase. 2004 total operating expenses included $835,000 in stock-based compensation expenses related to the Company's restricted stock grants and expenses of $461,000 relating to the Beijing E-world arbitration.

The Company had cash and cash equivalents of $5,418,000 as of December 31, 2004, as compared with $2,963,000 as of December 31, 2003.

Although revenues were modest in the fourth quarter, the company believes that it made important advances during 2004 in gaining customer and partner commitments to implement On2's software on a number of promising applications and platforms. On2 believes that these implementations will (1) be the base for growing royalty revenue streams as they are launched and gain acceptance in mass markets, (2) expand the availability of the On2 decoder on PCs and other video playing devices and (3) serve as reference applications for future development. Listed below are some highlights for 2004:


      o Integration of VP5 into the AOL and Winamp Media Players and the completion of encoder software for these platforms.

      o The successful integration of VP6 and Truecast into the XM Satellite Radio system and an agreement between the two companies for software purchases and royalties.

      o The integration of On2's compression technology into the Leapfrog Leapster, which included a port to the ArcTangent 5 and the completion of a contract for software purchases and royalties from Leapfrog.

      o     The initial port of VP6 to the Analog Devices Blackfin.

      o The license of On2 software to Macromedia, for which approximately $1.5 million in revenue was recognized during the year.

      o The launch of VP6 for Java, which the Company plans to market to advertising agencies and content delivery networks in 2005.


On2 also noted several early 2005 achievements,

      o The shipping of the first VP7.01 encoders and sales of licenses to several customers.

      o As of February 28, 2005, the company had a cash and cash equivalents balance of over $8.4 million.

"We are satisfied with the customer adoption we achieved in 2004. The size and type of these customers was very important to On2 from the standpoint of endorsements of our technology and building royalty streams that we believe will be our major growth engine in the future," said Douglas A. McIntyre, On2's Chairman, President, and Chief Executive Officer.

The company will host a conference call and a live webcast regarding its fourth quarter results at 5:00 p.m. EST on March 15, 2005.

To access the live webcast, please use the following:

http://www.vcall.com/CEPage.asp?ID=90980
Webcast Replay Available Until: 03/15/2006

If you prefer to dial-in, the dial-in information for the conference call is as follows:

Live Participant Dial In (Toll Free):  877-407-9210

Replay Number (Toll Free): 877-660-6853
Replay Passcodes (both required for playback):
Account #: 286
Conference ID #: 142572
Teleconference Replay Available Until: 3/16/05 11:59 PM

The earnings release and related financial information to be discussed during the conference call will be available on the company's website at: http://www.on2.com/releases.

ABOUT ON2 TECHNOLOGIES, THE DUCK CORPORATION
On2 Technologies (Amex: ONT) is a leading technology firm at the forefront of video compression. The company revolutionized digital media delivery with the creation of its advanced full-motion, full-screen, TrueMotion(R) VP4/VP5/VP6 compression and streaming technologies. On2's TrueMotion codecs are used extensively in the video-on-demand, videoconferencing, Internet media, surveillance, and store-and-play markets. They operate with On2's own TrueCast Server and Player software, as well as third-party player and server products. On2's software is used by such leading companies as Sony, NTT, AOL, BBC, ABC News, Nullsoft, SeaChange International, China Netcom, NHK, and Nanwang Multimedia. The VP6 decoder has an installation base of millions through its inclusion in AOL 9 Media Player, Winamp 5, Viewpoint Media Player, and others. On2 licenses its software for use in set-top boxes, consumer electronics devices and wireless applications and offers high-level video encoding, customized technical support, and consulting/integration services. Located in New York City, the company has an office in Clifton Park, NY, and operations in Cambridge, UK. To contact On2 write to sales@on2.com or visit www.on2.com.

FOR MORE INFORMATION CONTACT ON2:
Tim Reusing
646-292-3533

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding customer and partner commitments to applications and platforms and future potential royalty streams. These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry, the company's history of operating losses and the ability to obtain additional operating funds. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

                          On2 Technologies, Inc.
                   Condensed Consolidated Balance Sheets

                                                           December 31,
                                                      -----------------------
                     ASSETS                              2004         2003
                                                      ----------   ----------

Current assets:
  Cash and cash equivalents                           $5,418,000   $2,963,000
  Marketable equity securities at market                 445,000           --
  Accounts receivable, net                               249,000      826,000
  Prepaid expenses and other current assets              156,000      164,000
                                                      ----------   ----------
    Total current assets                               6,268,000    3,953,000

Property and equipment, net                               87,000      149,000
Intangible assets, net                                        --           --
Other assets                                              80,000       26,000
                                                      ----------   ----------
    Total assets                                      $6,435,000   $4,128,000
                                                      ==========   ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses               $  570,000   $  340,000
  Deferred revenue                                       153,000       30,000
  Term-loan                                               62,000       63,000
  Capital lease obligation                                17,000           --
                                                      ----------   ----------
    Total current liabilities                            802,000      433,000

Capital lease obligation, excluding current portion       26,000           --
Convertible debentures, net                              330,000      409,000
                                                      ----------   ----------
    Total liabilities                                  1,158,000      842,000

Stockholders' equity                                   5,277,000    3,286,000
                                                      ----------   ----------
    Total liabilities and stockholders' equity        $6,435,000   $4,128,000
                                                      ==========   ==========

                             On2 Technologies, Inc.
                      Consolidated Statements of Operations

                                                      Three months ended December 31,         Year ended December 31,
                                                      ------------       ------------      ------------    ------------
                                                          2004               2003              2004            2003
                                                      ------------       ------------      ------------    ------------


Revenues                                              $    102,000       $    326,000      $  3,028,000    $  3,302,000

Operating expenses
  Cost of revenues (1)                                     361,000            254,000         1,437,000       1,506,000
  Research and development (2)                             205,000            259,000           884,000       1,124,000
  Sales and marketing (2)                                  104,000            177,000           459,000         527,000
  General and administrative (2)                           910,000            615,000         3,068,000       2,448,000
  Equity-based compensation:
      Research and development                              15,000               --              68,000            --
      Sales and marketing                                    4,000               --              19,000            --
      General and administrative                           128,000             60,000           583,000          60,000
                                                      ------------       ------------      ------------    ------------

    Total operating expenses                             1,727,000          1,365,000         6,518,000       5,665,000
                                                      ------------       ------------      ------------    ------------

    Loss from operations                                (1,625,000)        (1,039,000)       (3,490,000)     (2,363,000)

Interest and other income (expense), net                  (242,000)           (23,000)           47,000          (2,000)
                                                      ------------       ------------      ------------    ------------

    Loss before provision for income taxes              (1,867,000)        (1,062,000)       (3,443,000)     (2,365,000)

Provision for income taxes                                  (1,000)             1,000             2,000          10,000
                                                      ------------       ------------      ------------    ------------

    Net loss                                            (1,866,000)        (1,063,000)       (3,445,000)     (2,375,000)

Convertible preferred stock deemed dividend                120,000               --             120,000         228,000
Convertible preferred stock 8% dividend                     57,000               --              57,000            --
Accretion of costs associated with the Series D
  Preferred Stock                                           14,000               --              14,000            --
                                                      ------------       ------------      ------------    ------------

    Net loss attributable to common stockholders      $ (2,057,000)      $ (1,063,000)     $ (3,636,000)   $ (2,603,000)
                                                      ============       ============      ============    ============

Basic and diluted net loss per share
  attibutable to common stockholders                  $      (0.03)      $      (0.02)     $      (0.05)   $      (0.04)
                                                      ============       ============      ============    ============

Weighted average basic and diluted
  common shares outstanding                             79,627,000         70,625,000        77,187,000      64,654,000
                                                      ============       ============      ============    ============

----------
(1) Includes equity-based compensation of $37,000 and $165,000 for the three months and year ended December 31, 2004, respectively.
(2) Excludes equity-based compensation, which is presented separately.